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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Financial Highlights" in the Proxy Statement and to the incorporation by reference of our report dated September 20, 2007, with respect to the financial statements and financial highlights of RiverSource Growth Fund included in the Annual Report for the year ended July 31, 2007, in the Registration Statement (Form N-14) of the RiverSource Large Cap Series, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-146692).

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 20, 2007